               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

             EXECUTONE INFORMATION SYSTEMS, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                      EXECUTONE INFORMATION SYSTEMS, INC.
                            478 WHEELERS FARMS ROAD
                           MILFORD, CONNECTICUT 06460
                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 18, 1998

To the Shareholders of
EXECUTONE INFORMATION SYSTEMS, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of EXECUTONE Information Systems, Inc. (the 'Company'), will be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut, 06901 on November 18, 1998, at 9:00 a.m., for the following purposes:

          (1) To elect five directors of the Company to serve for the coming year; and

          (2) To transact such other business as may properly come before the Meeting and any continuation or adjournment thereof.

     Only shareholders of record at the close of business on September 30, 1998, are entitled to notice of and to vote at the Meeting or any continuation or adjournment thereof.

                                          BARBARA C. ANDERSON
                                          Vice President, Law and Administration
                                            and Secretary

Milford, Connecticut
October 16, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED FOR THIS PURPOSE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, BY WRITTEN NOTICE TO SUCH EFFECT RECEIVED BY THE COMPANY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                     [Logo]

                      EXECUTONE INFORMATION SYSTEMS, INC.
                            478 WHEELERS FARMS ROAD
                           MILFORD, CONNECTICUT 06460
                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors of EXECUTONE Information Systems, Inc., a Virginia corporation (the 'Company' or 'EXECUTONE'), is furnishing this Proxy Statement to all shareholders of record and solicits their proxies for the Annual Meeting of Shareholders (the 'Meeting') to be held on November 18, 1998, at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut, 06901 at 9:00 a.m. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders commencing on or about October 16, 1998.

     At the Meeting, shareholders will be asked:

          1. To elect five directors of the Company to serve for the coming year; and

          2. To transact such other business as may properly come before the Meeting and any continuation or adjournment thereof.

     All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions contained in such proxies. In the absence of specific instructions, proxies received will be voted in favor of the election of the named nominees to the Company's Board of Directors. Management does not know of any other matters that will be brought before the Meeting. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons designated in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. Proxies may be revoked at any time prior to the exercise thereof by written notice to such effect addressed to and received by the Company at its corporate offices at the address given above, Attention: Corporate Secretary, by delivery of a subsequently dated proxy or by a vote cast in person at the Meeting.

     As of September 30, 1998, the record date for the Meeting (the 'Record Date'), there were outstanding a total of 49,960,179 shares of Common Stock, 250,000 shares of Cumulative Convertible Preferred Stock, Series A (the 'Series A Stock'), and 100,000 shares of Cumulative Contingently Convertible Preferred Stock, Series B (the 'Series B Stock' and, collectively with the Series A Stock, the 'Preferred Stock'). The Common Stock, the Series A Stock and the Series B Stock are the only classes of securities of the Company entitled to vote at the Meeting and each outstanding share of each class has one vote. A majority of the total number of shares of Common Stock and Preferred Stock outstanding and entitled to vote as of September 30, 1998, or 25,155,089 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only holders of record of Common Stock and Preferred Stock as of the close of business on the Record Date will be entitled to vote at the Meeting.

     A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at the Company's offices, 478 Wheelers Farms Road, Milford, Connecticut 06460, for a period of ten days prior to the Meeting and also will be available at the Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Each director to be elected at the Meeting will serve for a term of one year or until his successor shall be elected and qualified. The Bylaws give the Board of Directors the flexibility to designate the size of the Board within a range of five to nine members and appoint new directors should suitable candidates come to its attention before the next annual meeting of shareholders. Consequently, the Board of Directors has the ability to respond to changing requirements and to take timely advantage of the availability of especially well-qualified candidates. Any such appointees to the Board of Directors cannot serve past the next annual meeting without shareholder approval.

     The following persons have been nominated by the Board of Directors as candidates for election as directors, and proxies not marked to the contrary will be voted in favor of their election. Current directors Thurston R. Moore and Richard S. Rosenbloom have decided not to stand for re-election. The Board of Directors has reduced the size of the Board to five members effective as of the Annual Meeting in accordance with the Bylaws of the Company. Each of the nominees is currently serving as a director of the Company except Mr. John P. Hectus. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock and Preferred Stock, voting as a single group, cast in the election of directors. Votes that are withheld and shares held in street name ('Broker Shares') that are not voted in the election of directors will not be included in determining the number of votes cast. Certain information regarding each nominee and each director continuing in office is set forth below, including each individual's principal occupation and business experience during at least the last five years, and the year in which the individual was elected a director of the Company or one of its predecessor companies.

                                                                                                           DIRECTOR
              NAME                 AGE                        PRINCIPAL OCCUPATION                          SINCE
--------------------------------   ---   ---------------------------------------------------------------   --------
Stanley J. Kabala...............   55    President, Chief Executive Officer, and Chairman of the Company     1998
                                           since June 1998. Prior thereto, President and Chief Executive
                                           Officer of Rogers Cantel Mobile Communications, the largest wireless telephone company in Canada, and Chief Operating
                                           Officer of its parent Rogers Communications, Inc., from 1996 to 1997. During 1995, President and Chief Executive Officer
                                           of Unitel Communications, Inc., Canada's largest alternative long distance provider. From 1968 through 1994, various
                                           positions at AT&T Corporation, most recently Vice
                                           President -- Customer Service for the Business Communications
                                           Services Division and Vice President -- AT&T 800 and Business
                                           Applications Services.
Louis K. Adler..................   63    Private Investor; President and Director, Bancshares, Inc.,         1997
                                           Houston, Texas, since 1973; former director of Unistar Gaming
                                           Corporation, prior to its acquisition by the Company. Mr.
                                           Adler is also a director of Hospitality Worldwide Services,
                                           Inc.
Stanley M. Blau.................   60    President, The Blau Group Ltd., an investment firm; formerly        1983
                                           Vice Chairman of the Company from 1988 until 1996; President and Chief Executive Officer of Vodavi Technology Corporation,
                                           one of the Company's predecessor corporations, from 1987
                                           until July 1988.

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                           DIRECTOR
              NAME                 AGE                        PRINCIPAL OCCUPATION                          SINCE
--------------------------------   ---   ---------------------------------------------------------------   --------
John P. Hectus..................   54    Vice President and Chief Financial Officer, AT&T Canada               --
                                           Enterprises, from June 1998 to the present; from 1996 through
                                           June 1998 Senior Vice President and Chief Financial Officer,
                                           AT&T Canada Long Distance Services; from 1994 through 1995, regional Vice President and Chief Financial Officer, AT&T
                                           Caribbean & Latin America; from 1990 to 1994, Executive Vice
                                           President & Chief Financial Officer, AT&T Paradyne; prior
                                           thereto, various executive positions within AT&T Corporation.
Jerry M. Seslowe................   52    Managing Director of Resource Holdings Ltd., an investment and      1996
                                           financial consulting firm, since 1983.

DIRECTOR COMPENSATION

     Each director who does not receive other direct compensation from the Company receives an annual retainer of $10,000, payable in equal quarterly installments, plus a fee of $1,250 for each Board meeting attended, $1,250 for each three telephone conference call meetings, and $1,250 for each Committee meeting held separately from a Board meeting. In addition, each such director is granted annually an option to purchase shares of the Company's Common Stock under the terms of the Company's 1990 Directors' Stock Option Plan (the 'Plan') approved by the shareholders on June 20, 1990 and amended, with the approval of the shareholders, on July 30, 1996.

     As of September 30, 1998, 36,000 shares had been issued upon exercise of options granted under the original terms of the Plan, options to purchase 18,000 shares of Common Stock were outstanding under the original terms of the Plan, and options to purchase an additional 132,400 shares were outstanding under the 1996 amendment to the Plan. The number of shares for which options may be granted each year are determined by reference to the Black-Scholes option pricing model to provide an option equal in value to $10,000 based upon the market price of the Common Stock at the date of grant. An aggregate of up to 250,000 shares are issuable under the Plan. Each of Messrs. Adler, Moore, Rosenbloom and Seslowe received options to purchase 13,700 shares under this Plan in 1997.

     On February 1, 1996 and July 29, 1997, Jerry M. Seslowe and Louis K. Adler, respectively, were each granted warrants to purchase 25,000 shares of the Company' Common Stock at $2.63 and $2.00 per share, respectively, the closing market prices on those dates. The warrants vest ratably over a three-year period and expire on February 1, 2001 and July 29, 2002, respectively. Messrs. Seslowe and Adler received these warrants upon being elected to serve on the Company's Board of Directors.

     The Company also reimburses directors for the travel and accommodation expenses incurred in attending Board meetings.

BOARD AND COMMITTEE ACTIVITIES

     During 1997, the Board of Directors met on nine occasions. All directors attended more than 75% of the total number of meetings of the Board and of all committees of which they were members during 1997. The Board has two standing committees, an Audit Committee and a Compensation Committee.

     The function of the Audit Committee is to recommend the selection of auditors and to review the audit report and the adequacy of internal controls. The Audit Committee met on two occasions during 1997. The members of the Audit Committee are Messrs. Blau and Moore.

     The Compensation Committee recommends to the full Board the compensation arrangements, stock option grants and other benefits for executive management of the Company as well as the incentive plans to be adopted by the Company. The Compensation Committee met once during 1997. The members of the Compensation Committee are Messrs. Rosenbloom and Seslowe.

                         OWNERSHIP OF EQUITY SECURITIES

     The following table lists any person (including any 'group' as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the Company, was the beneficial owner as of September 30, 1998, of more than 5% of the outstanding voting shares of the Company. Unless otherwise noted, the owner has sole voting and dispositive power with respect to the securities.

                                      NAME AND ADDRESS OF                AMOUNT AND NATURE OF
    TITLE OF CLASS                     BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
-----------------------  ---------------------------------------------   --------------------    -------------------
Common Stock             Heartland Advisors, Inc.                              9,064,855(2)             18.14%
                         790 North Milwaukee Street
                         Milwaukee, WI 53202
                         Lawndale Capital Management LLC                       3,425,604                 6.86
                         One Sansome Street, Suite 3900
                         San Francisco, CA 94104
                         Entities Associated with                              3,245,078(3)              6.52
                         Edmund H., Shea, Jr.
                         655 Brea Canyon Road
                         Walnut Creek, CA 91789
Series A Stock           Watertone Holdings, L.P.                                154,160                61.81
                         /Watertone Investments L.L.C.
                         730 Fifth Avenue
                         New York, NY 10038
                         Cooper Life Sciences                                     78,819                31.53
                         160 Broadway
                         New York, NY 10038
Series B Stock           Watertone Holdings, L.P.                                 61,807                61.81
                         and Watertone Investments L.L.C.
                         730 Fifth Avenue
                         New York, NY 10038
                         Cooper Life Sciences                                     31,528                31.53
                         160 Broadway
                         New York, NY 10038

------------

(1) With respect to the Common Stock, percentages shown are based upon 49,960,179 shares of Common Stock actually outstanding as of September 30, 1998. In cases where the beneficial ownership of the individual or group includes options, warrants or convertible securities, the percentage is based on 49,960,179 shares actually outstanding, plus the number of shares issuable upon exercise or conversion of any such options, warrants or convertible securities held by the individual or group. The percentage does not reflect or assume the exercise or conversion of any options, warrants or convertible securities not owned by the individual or group in question. In the case of the Series A and Series B Preferred Stock, percentages shown are based on 250,000 and 100,000 shares, respectively, actually outstanding as of September 30, 1998.

(2) Heartland Advisors shares power to vote 625,000 of such shares.

(3) Includes 11,935 shares of Common Stock issuable upon conversion of the Company's Debentures, of which entities associated with Mr. Shea own $148,800 in principal amount, representing less than 1% of the outstanding principal amount. The Shea entities share the power to vote and dispose of all such shares.

     The following table sets forth the beneficial ownership of the Company's voting shares by all current directors and nominees of the Company, the Chief Executive Officer, the former Chief Executive Officer and the four next most highly compensated executive officers in 1997, and all current directors and executive officers of the Company as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him or her.

                                                                         AMOUNT AND NATURE OF
   TITLE OF CLASS                 NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(1)
---------------------  ----------------------------------------------   -----------------------    -------------------
Common Stock           Louis K. Adler................................            138,123(2)                   *
                       Stanley M. Blau...............................            538,193                   1.05
                       Stanley J. Kabala.............................            400,000                      *
                       Alan Kessman..................................          1,737,337                   3.35
                       Andrew Kontomerkos............................            407,083                      *
                       John P. Hectus................................         -0-                             *
                       Thurston R. Moore.............................            132,235(3)                   *
                       Vic Northrup..................................            127,537(4)                   *
                       Richard S. Rosenbloom.........................             73,900(5)                   *
                       Jerry M. Seslowe..............................            209,615(6)                   *
                       Shlomo Shur...................................            626,456                   1.43
                       Michael W. Yacenda............................            856,860(7)                1.72
                       All Current Directors and Officers as a Group           3,562,480(8)                6.99
                         (13 Persons)................................
Series A Stock         Louis K. Adler................................              1,436                      *
                       Stanley M. Blau...............................         -0-                             *
                       Stanley J. Kabala.............................         -0-                             *
                       Alan Kessman..................................         -0-                             *
                       Andrew Kontomerkos............................         -0-                             *
                       John P. Hectus................................         -0-                             *
                       Thurston R. Moore.............................         -0-                             *
                       Vic Northrup..................................         -0-                             *
                       Richard S. Rosenbloom.........................         -0-                             *
                       Jerry M. Seslowe..............................              4,692(9)                1.87
                       Shlomo Shur...................................         -0-                             *
                       Michael W. Yacenda............................         -0-                             *
                       All Current Directors and Officers as a Group               6,128                   2.45
                         (13 Persons)
Series B Stock         Louis K. Adler................................                575                      *
                       Stanley M. Blau...............................         -0-
                       Stanley J. Kabala.............................         -0-
                       Alan Kessman..................................         -0-
                       Andrew Kontomerkos............................         -0-
                       Thurston R. Moore.............................         -0-
                       Vic Northrup..................................         -0-
                       Richard S. Rosenbloom.........................         -0-
                       Jerry M. Seslowe..............................              1,877(10)               1.87
                       Shlomo Shur...................................         -0-
                       Michael W. Yacenda............................         -0-
                       All Current Directors and Officers as a Group               2,452                   2.45
                         (13 Persons)

                                                        (footnotes on next page)

(footnotes from previous page)

*  Less than 1%.

 (1) Information is provided as reported to the Company as of September 30, 1998 for all owners except Andrew Kontomerkos and Shlomo Shur, as to whom the information is provided as of May 15, 1998 when their employment by the Company terminated. With respect to the Common Stock, percentages shown are based upon 49,960,179 shares of Common Stock actually outstanding as of September 30, 1998. In cases where the beneficial ownership of the individual or group includes options, warrants or convertible securities, the percentage is based on 49,960,179 shares actually outstanding, plus the number of shares issuable upon exercise or conversion of any such options, warrants or convertible securities held by the individual or group. The percentage does not reflect or assume the exercise or conversion of any options, warrants or convertible securities not owned by the individual or group in question. In the case of the Series A and Series B Preferred Stock, percentages shown are based on 250,000 and 100,000 shares, respectively, actually outstanding as of September 30, 1998.

 (2) Includes 83,615 shares issuable upon exercise of options and 25,000 shares issuable upon exercise of warrants, 91,918 of which are exercisable within 60 days of September 30, 1998. Does not include 76,445 shares of Common Stock contingently issuable upon conversion of the Preferred Stock owned by Mr. Adler.

 (3) Includes 45,900 shares subject to options exercisable within 60 days of September 30, 1998.

 (4) Includes 56,494 shares subject to options, of which 34,108 are exercisable within 60 days of September 30, 1998.

 (5) Includes 45,900 shares subject to options, all of which are exercisable within 60 days of September 30, 1998.

 (6) Includes 51,612 shares subject to options, all of which are exercisable, and 25,000 shares subject to warrants, 16,666 of which are exercisable within 60 days of September 30, 1998. Also includes 12,755 shares of Common Stock owned and 63,559 shares of Common Stock subject to exercisable options held by Resource Holdings Associates, of which Mr. Seslowe is a managing director and in which he holds a greater than 10% ownership interest. Does not include 203,756 shares of Common Stock contingently issuable upon conversion of the Preferred Stock owned by Mr. Seslowe or the 45,875 shares of Common Stock contingently issuable upon conversion of the Preferred Stock owned by Resource Holdings Associates.

 (7) Includes 3,576 shares issuable upon conversion of the Company's Debentures, of which Mr. Yacenda beneficially owns $38,000 in principal amount or less than 1% of the outstanding principal amount.

 (8) Includes 773,921 shares subject to options, and 50,000 shares subject to warrants, of which 351,593 and 16,666, respectively, are exercisable within 60 days of September 30, 1998, and 35,765 shares issuable upon conversion of the Company's Debentures.

 (9) Includes 862 shares held by Resource Holdings.

(10) Includes 345 shares held by Resource Holdings.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of the Company as of October 1, 1998 are as follows:

             NAME                AGE                              POSITION WITH COMPANY
------------------------------   ---   ---------------------------------------------------------------------------
Stan Kabala...................   55    Chairman of the Board, President and Chief Executive Officer
Michael W. Yacenda............   46    Executive Vice President and President, UniStar Entertainment
Barbara C. Anderson...........   46    Vice President, Law and Administration and Secretary
James E. Cooke III............   49    Vice President, National Accounts
Israel J. Hersh...............   44    Vice President, Software Engineering
Robert W. Hopwood.............   54    Vice President -- Operations, Unistar Entertainment
Frank J. Rotatori.............   55    Vice President, and President, Healthcare Communications Division

     Stanley J. Kabala was elected Chairman of the Board, President and Chief Executive Officer of the Company in June 1998. Prior to that, he was President and Chief Executive Officer of Rogers Cantel Mobile Communications, the largest wireless telephone company in Canada, and Chief Operating Officer of its parent Rogers Communications, Inc., from 1996 to 1997. During 1995, Mr. Kabala was President and Chief Executive Officer of Unitel Communications, Inc., Canada's largest alternative long distance provider. From 1968 through 1994, Mr. Kabala held various positions at AT&T Corporation, most recently Vice
President -- Customer Service for the Business Communications Services Division and Vice President -- AT&T 800 and Business Applications Services.

     Michael W. Yacenda has served as Executive Vice President of Executone since January 1990, and as President of UniStar since 1996. Prior to that time, he was Vice President, Finance and Chief Financial Officer of the Company from July 1988 to January 1990. He served as a Vice President of ISOETEC from 1983 to 1988. From 1974 to 1983, Mr. Yacenda was employed by Arthur Andersen & Co., a public accounting firm. Mr. Yacenda is a certified public accountant.

     Barbara C. Anderson has been Vice President, Law and Administration since October 1, 1998 and was Vice President, General Counsel and Secretary of the Company since 1990. From 1985 to 1989, she was Corporate Counsel of United States Surgical Corporation, a manufacturer of medical devices. Prior thereto, she was an associate attorney at Arnold & Porter in Washington, D.C.

     James E. Cooke III has served as Vice President, National Accounts since February 1996. Prior to that time, from 1992 until 1996, Mr. Cooke served as Division Manager of Operations for the Company, and from 1988 through 1991, Mr. Cooke was a District Manager for the Company. From 1985 until 1988, Mr. Cooke was the President of an interconnect company, and from 1981 to 1985, he was a General Manager and a Regional Manager of the Jarvis Corporation. For eight years prior to that time, he worked at Xerox Corporation in various sales and management positions.

     Israel J. Hersh has been Vice President, Software Engineering since February 1996. Mr. Hersh joined the Company as Director of Software Development in 1984, and was promoted to Senior Director of Software Engineering in January 1994. Prior to his employment with the Company, Mr. Hersh was a manager of the software development department for T-Bar, Inc. Mr. Hersh has a B.S. in Electrical Engineering from Tel Aviv University and a MS in Electrical Engineering from Bridgeport University.

     Robert W. Hopwood has been Vice President of the Company and Vice President-Operations of its UniStar subsidiary since May 1996, and prior thereto served as Vice President, Customer Care of the Company from January 1990. From 1983 until 1990, Mr. Hopwood was the Director of Technical Operations of the Company and ISOETEC.

     Frank J. Rotatori has been Vice President, Healthcare Communications since February 1996. Prior thereto he was Vice President, European Operations since February 1994, and prior thereto was Director of Call Center Management Products during 1992 and 1993, Vice President -- Direct Sales from 1990 through 1991 and Vice President -- Customer Service of the Company from 1988 to 1990. Mr. Rotatori joined ISOETEC in 1986 as a regional manager. From 1982 to 1986, he served as General Manager and Eastern Regional Manager for Rolm Corporation. For 13 years prior to that time, he worked at Xerox Corporation in various manufacturing, accounting, sales and service management positions.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation by the Company of the former Chief Executive Officer and the four most highly compensated other executive officers of the Company in 1997, for services in all capacities to the Company and its subsidiaries during the past three fiscal years.

                                                                                          LONG-TERM
                                                                                      COMPENSATION($)(1)
                                                     ANNUAL COMPENSATION              ------------------
                                          -----------------------------------------       AWARDS OF
                                                                     OTHER ANNUAL          OPTIONS/           ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)        SARS(#)         COMPENSATION($)
---------------------------------  -----  ---------   -----------   ---------------   ------------------   ---------------
Alan Kessman ....................   1997    400,000      -0-            -0-               -0-                    9,849(2)
  Chairman of the Board President   1996    400,000      63,000         -0-               -0-                    9,536
  and Chief Executive Officer       1995    400,000      -0-            -0-               -0-                   10,328
Michael W. Yacenda ..............   1997    256,000      -0-            -0-               -0-                    5,997
  Executive Vice President          1996    256,000      49,900         -0-               -0-                    5,935
                                    1995    256,000      -0-            -0-               -0-                    6,353
Shlomo Shur .....................   1997    215,700      -0-            -0-               -0-                    5,233
  Senior Vice President,            1996    215,700      12,393         -0-               -0-                    5,192
  Advanced Technology               1995    215,700      -0-            -0-               -0-                    5,514
Andrew Kontomerkos ..............   1997    214,000      -0-            -0-               -0-                    5,896
  Senior Vice President, Hardware   1996    214,000      12,350         -0-               -0-                    5,703
  Engineering and Production        1995    214,000      -0-            -0-               -0-                    5,535
Vic Northrup ....................   1997    162,885      31,750         -0-               -0-                      660
  Vice President and President,     1996    137,837      64,375         -0-                 25,000                 660
  Computer                          1995    126,223      83,353         -0-               -0-                      660
  Telephony Division

------------

(1) This category includes for each individual a matching contribution by the Company under the Company's 401(k) plan in the amount of $660 each for each year. This column also includes premiums paid by the Company for long-term disability and life insurance for the following individuals in the following amounts in 1997: Mr. Kessman, $9,189; Mr. Yacenda, $5,337; Mr. Shur, $4,573; and Mr. Kontomerkos, $5,236; in the following amounts in 1996: Mr. Kessman, $8,876; Mr. Yacenda, $5,275; Mr. Shur, $4,532; and Mr. Kontomerkos, $5,043;
    and in the following amounts in 1995: Mr. Kessman, $9,668; Mr. Yacenda, $5,693; Mr. Shur, $4,854; and Mr. Kontomerkos, $4,875.

(2) Does not include the payment of approximately $1,300,000 accrued under Mr. Kessman's employment continuity agreement described immediately below.

EMPLOYMENT AGREEMENTS

     The Company and Alan Kessman, former Chairman of the Board, President and Chief Executive Officer of the Company, entered into an employment continuity agreement in January 1995 that provided certain benefits to Mr. Kessman in the event of the termination of Mr. Kessman's employment without cause or a diminishment of his responsibilities, or following a change in control in the Company, including a lump sum payment equal to 2.99 times his then current base salary plus the average of any bonuses awarded to Mr. Kessman during the two fiscal years preceding the termination of his employment and continuation of benefits.

     In January 1998, Mr. Kessman announced his intention to retire from the management of the day-to-day operations of the Company. Mr. Kessman remained as acting Chairman and Chief Executive Officer until his successor, Mr. Kabala, was elected in June 1998. In accordance with the diminishment of responsibility provisions of Mr. Kessman's employment continuity agreement, the Company paid Mr. Kessman approximately $1.3 million, which includes severance of approximately $1.1 million and continuation of certain benefits for four years. The Company incurred this cost during the first quarter of 1998. As of September 30, 1998, Mr. Kessman had indebtedness to the Company of $2.4 million relating to the Executive Stock Incentive Plan. These obligations will remain outstanding until December 2001 notwithstanding Mr. Kessman's retirement; however, during 1998 Mr. Kessman will pledge an additional 500,000 shares of Common Stock to the Company as security for the loan and guarantee, and after 1998 he will pay 100% of the interest accrued on the loan as it becomes due. See 'CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.'

     In June 1998, the Company entered into an employment agreement with Stanley
J. Kabala, its Chairman of the Board, President and Chief Executive Officer, for an initial term of one year. The employment agreement provides for a minimum base salary of $300,000 per year, eligibility for a incentive bonus of 150,000 shares of Common Stock upon achievement of objective performance goals set by the Board of Directors, a signing bonus of 200,000 restricted shares of Common Stock vesting ratably over 12 months and an initial stock option covering 200,000 shares of Common Stock vesting ratably over 12 months. The agreement further provides that in the event of the termination of Mr. Kabala's employment by the Company without cause or his voluntary termination of employment upon certain events, including diminution of his responsibilities or a change of control, the Company will pay Mr. Kabala his base salary for the remainder of the initial term, a prorated bonus and continuation of medical insurance coverage, and his restricted stock and stock options will vest immediately.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of options made to any officers during 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth each exercise of stock options made during the year ended December 31, 1997 by the Chief Executive Officer and the four most highly compensated other executive officers during 1997 and the fiscal year-end value of unexercised options held by those individuals as of December 31, 1997. There were no exercises or holdings of stock appreciation rights by any officers during 1997, and there are no outstanding stock appreciation rights.

                                                                                                              VALUE OF
                                                                                                             UNEXERCISED
                                                                                                            IN-THE-MONEY
                                                                                        NUMBER OF              OPTIONS
                                                                                   UNEXERCISED OPTIONS     AT FISCAL YEAR-
                                                                                  AT FISCAL YEAR-END(#)       END($)(1)
                                                                                  ---------------------    ---------------
                                          SHARES ACQUIRED                             EXERCISABLE/          EXERCISABLE/
                 NAME                     ON EXERCISE(#)     VALUE REALIZED($)        UNEXERCISABLE         UNEXERCISABLE
---------------------------------------   ---------------    -----------------    ---------------------    ---------------
Alan Kessman...........................        10,000             $ 7,500                25,000/-0-           4,700/-0-
Michael W. Yacenda.....................        26,000              23,556                32,000/-0-           6,016/-0-
Shlomo Shur............................        20,000              18,120                25,000/-0-           4,700/-0-
Andrew Kontomerkos.....................        15,000              13,590                20,000/-0-           3,670/-0-
Vic Northrup...........................       -0-                -0-                  34,108/28,036             -0-/-0-

------------

(1) Based upon the last sale price on December 31, 1997 of $2.188 per share of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans, review the performance of management and approve the compensation of the Chief Executive Officer and other executive officers of the Company.

     The Compensation Committee believes that the Company's success depends on the coordinated efforts of individual employees working as a team toward defined common goals. The objectives of the Company's compensation program are to align executive compensation with business objectives, to reward individual and team performance furthering the business objectives, and to attract, retain and reward employees who will contribute to the long-term success of the Company with competitive salary and incentive plans.

     Specifically, executive compensation decisions are based on the following factors:

          1. The total direct compensation package for the Company's executives is made up of three elements: base salary, a short-term incentive program in the form of a performance-based bonus, and a long-term incentive program in the form of stock options and other inducements to own the Company's stock.

          2. The Committee believes that the total compensation of all executives should have a large incentive element that is dependent upon overall Company performance measured against objectives established at the beginning of the fiscal year. Bonus and stock opportunities represent a significant portion of the total compensation package, in an attempt to further the Company's goal of linking compensation more closely to the Company's performance. The percentage of direct compensation that is dependent upon the Company's attainment of its objectives also generally increases as the responsibility of the officer in question for the overall corporate performance increases.

          3. Total compensation levels, i.e., base salary, bonus potential, and number of stock options, are established by individual levels of responsibility and regular reference to competitive compensation levels for executives performing similar functions and having equivalent levels of responsibility. However, whether actual bonuses are paid to each executive depends upon the achievement of Company profitability goals. In the case of certain executives who have direct responsibility for individual business units, a portion of the incentive compensation for such executives may consist of bonuses tied to the performance against predetermined targets of the individual business units for which they are responsible.

          4. In 1997, the Compensation Committee reviewed executive compensation data reported in a nationally recognized independent compensation survey (the 'Survey') for a group of companies in the Company's industry or similar industries and of comparable size and complexity. The Committee compared the base salary and bonus levels of the Survey group to the existing salary and bonus compensation of the Company's management.

          5. The Committee views the 50th percentile of the Survey data as average compensation for comparable positions and believes it is the minimum level necessary for the Company to be competitive in attracting and retaining qualified executives in its industry and geographic locations. Therefore, since 1994 the base salaries for the Chief Executive Officer and the four other highest paid executive officers have been established at approximately the 50th percentile for comparable positions in the Survey companies. In 1997, the Committee approved setting each executive's total cash compensation at approximately the median for the comparable position in the benchmark population of companies included in the Survey. As a result, the Committee approved no increase in salary for Mr. Kessman or any of the four other highest paid executive officers except one officer who was initially elected as an executive officer in 1997.

          6. Merit increases in base salary for executives other than Mr. Kessman have been reviewed on an individual basis by Mr. Kessman and increases are dependent upon a favorable evaluation by Mr. Kessman of individual executive performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills. Based upon his evaluation, Mr. Kessman recommends base salary increases to the Committee for its approval.

          7. In addition to base salary and merit increases, the Compensation Committee considers incentive bonuses for its executive officers, including the Chief Executive Officer, both prospectively based upon the attainment of specific performance goals, and retrospectively based upon the Committee's discretionary judgment as to the performance during the year of the Company and its executive officers or other considerations deemed appropriate at the time. To establish 1997 bonus potential for executive officers, including the Chief Executive Officer, the Compensation Committee reviewed recommendations by the Chief Executive Officer based on data provided by the Survey. The Committee provided that each officer would be eligible for a bonus equal to a percentage of his or her salary consistent with the Survey data if certain pre-established 1997 pretax income targets or goals were achieved by the Company. Partial achievement of the pretax income goals (above 74% attainment) would result in partial bonus payments. The Committee also approved bonus eligibility for division presidents that would be based on division performance without regard to overall corporate performance. In 1997, the pretax income from operations for the year was below the applicable threshold. Therefore, the Committee approved no bonus payments to Mr. Kessman or any of the four other highest paid executive officers for 1997 except bonuses paid to one of the four other highest paid executive officers based on his division's performance.

          The Committee reserves the right to make discretionary bonus awards in appropriate circumstances where an executive might merit a bonus based on other considerations.

          8. All executives, including the Chief Executive Officer, are eligible for annual stock option grants under the employee stock option plans applicable to employees generally, as approved by the Compensation Committee. The number of options granted to any individual depends on individual performance, salary level and competitive data. In addition, in determining the number of stock options granted to each senior executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to create a long-term incentive on the part of the executive to remain with the Company in order to realize future benefits.

          No options were granted in 1997 to Mr. Kessman or the four highest paid other executive officers.

          9. In December 1997, the Board of Directors on the recommendation of the Committee approved certain modifications and waivers under the 1994 Executive Stock Incentive Plan. The Board of Directors approved the extension of the participant loans and the Company's guarantee of those loans from August 1999 until December 2001, subject to the approval of the lending bank, and deferred the interest payment (15% of the bank interest accrued in 1997) that would have otherwise been due from each participant to the Company in January 1998. The Board of Directors also decided to waive restrictions in the Plan to allow participants to sell a portion or all of their Plan stock in 1998, subject to applicable legal requirements and to repayment of the loan with the proceeds of the shares sold.

          In conclusion, the Compensation Committee believes that the base salary, bonus and stock options of the Company's Chief Executive Officer and other executives are appropriate in light of competitive pay practices and the Company's performance against short and long-term performance goals.

                                                     LOUIS K. ADLER
                                                     RICHARD ROSENBLOOM
                                                     JERRY SESLOWE

                               PERFORMANCE GRAPH

     The graph below compares, for the last five fiscal years, the yearly percentage change in cumulative total returns (assuming reinvestment of dividends and interest) of (i) the Company's Common Stock, (ii) the Company's Debentures, (iii) the NASDAQ Stock Market and (iv) a peer group index constructed by the Company (the 'Peer Group').

     The Peer Group consists of the following companies:

Aspect Telecommunications Corp.                     Inter-Tel, Inc.
Boston Technology, Inc.                             InterVoice, Inc.
Brite Voice Systems, Inc.                           Microlog Corporation
Centigram Communications Corp.                      Mitel Corporation
Comdial Corporation                                 Mosaix
Davox Corporation                                   Norstan, Inc.
Digital Sound Corporation                           Syntellect, Inc.
Electronic Information Systems, Inc.                Teknekron Communications Systems, Inc.(TCSI)

     The Peer Group includes companies who compete with the Company in the general voice communications equipment area as well as those active in several more specialized areas, such as ACD (automatic call distribution), voice mail, interactive voice response systems, and predictive dialing systems, as well as additional general voice communications companies. The Company believes that the mix of the companies in the Peer Group accurately reflects the mix of businesses in which the Company is currently engaged and will be engaged in the foreseeable future.

     The Peer Group is not identical to the Survey group used to evaluate compensation of executives described in the Compensation Committee Report. The Peer Group above does not provide sufficient compensation data for the Committee's purposes, and the Survey group includes non-public entities for whom stock price data for the performance graph is unavailable.

     Although Lucent Technologies, Inc. and Nortel are the Company's principal competitors in supplying voice communications equipment, software and services to the under-300-desktop market, the business in which the Company is primarily engaged, both of those companies are much larger than the Company and derive most of their revenues from other lines of business and so have not been included in the Peer Group. The returns of each Peer Group issuer have been weighted in the graph below to reflect that issuer's stock market capitalization at the beginning of each calendar year.

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG
                 EXECUTONE, INCLUDING THE COMMON STOCK ('XTON')
              AND THE DEBENTURES ('XTONG'), THE NASDAQ (US) INDEX
                          AND THE COMPANY'S PEER GROUP

            WEIGHTED AVERAGE CUMULATIVE TOTAL RETURNS                1992    1993    1994    1995    1996    1997
------------------------------------------------------------------   ----    ----    ----    ----    ----    ----
XTON..............................................................   $100    $159    $179    $128    $131    $121
NASDAQ............................................................   $100    $115    $112    $159    $195    $240
PEER GROUP........................................................   $100    $190    $179    $252    $327    $306
XTONG.............................................................   $100    $138    $137    $160    $178    $198


                         [PERFORMANCE GRAPH]


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Louis K. Adler, Richard Rosenbloom and Jerry Seslowe.

     No member of the Committee is a former or current officer or employee of the Company or any subsidiary.

     No executive officer of the Company served as a director or a member of the Compensation Committee or of the equivalent body of any entity, any one of whose executive officers serve on the Compensation Committee or the Board of Directors of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The 1994 Executive Stock Incentive Plan (the 'Executive Plan'), approved by shareholders at the 1994 Annual Meeting, was implemented in October 1994 with 30 employees participating. Under the terms of the Executive Plan, eligible key employees were granted the right to purchase shares of the Company's Common Stock at the market price, which was $3.1875 per share at the time of purchase. Participating employees financed the purchases of these shares through loans by the Company's bank lender at the prime rate less 1/4%, payable over five years. The loans are fully-recourse to the participating employees but are guaranteed by letters of credit from the Company to the lending bank. The Company lends the employee 85% of the interest due to the bank. The Company holds the Common Stock purchased under the Executive Plan (the 'Purchased Shares') as security for its guarantees of the repayment of the loans. Sales of the Purchased Shares are subject to certain restrictions, including repayment of the associated loan amounts.

     In December 1997, the Compensation Committee of the Board of Directors of the Company agreed, subject to the Company obtaining the agreement of the lending bank, that it would allow the participant loans to remain outstanding until December 2001 instead of requiring repayment in August 1999, and that it would defer collection from each participant of the 15% of the 1997 interest on the loans that would otherwise have been currently payable to the Company. The Committee also decided to waive certain restrictions in the Plan to allow participants to sell a portion or all of their Purchased Shares in 1998 and thereafter, subject to applicable legal requirements and to repayment of the loan with the sale proceeds.

     In June 1998, the Board of Directors approved a Transition and Retention Plan (the 'Transition Plan') and offered it to certain participants in the Executive Plan including certain executive officers as noted in the table below. The Transition Plan provides, in exchange for a release of all prior claims by the participant, defined retention and severance payments, option grants at current market value and deferral of all loan interest to the participant. A participant in the Transition Plan will earn, through continued employment, a retention payment of up to 110% of any shortfall of the market value of the Common Stock purchased with the loan below the loan's outstanding principal and interest. The amount of this retention payment is determined, and the payment becomes payable, only if and when the participant's employment with the Company ends. A Transition Plan participant becomes vested in one-third of the retention payment by continuation of employment through March 31, 1999, and becomes vested in an additional 8.33% of the payment for each calendar quarter of continued employment thereafter. In the event the Company terminates the participant's employment without cause, or a change of control of the Company occurs, the retention payment becomes fully vested and payable immediately. The Company has the option at any time to repurchase the Purchased Shares from a Transition Plan participant at the fair market value, in which case the participant remains liable for any loan balance not repaid from the repurchase proceeds subject the other terms of the Transition Plan. Under certain circumstances, such as termination by the Company of the participant's employment following a change of control or otherwise without cause as defined in the Transition Plan, the participant is also entitled to continuation of salary and benefits for nine months.

     The following table contains information about borrowings in excess of $60,000 by executive officers that were outstanding during 1997 pursuant to the Executive Plan and that are guaranteed by the Company. The amounts listed below also include the interest paid by the Company to the bank, reimbursement of which is owed by the individual to the Company. No director, nominee, or beneficial owner of more than 5% of any class of voting securities is eligible for participation in the Executive Plan.

     In September 1998, in connection with the termination of his employment and in accordance with the Transition Plan, Mr. Guarascio surrendered to the Company the shares purchased by him under the Executive Plan and the Company released Mr. Guarascio from any further obligations under the Executive Plan loan.

                                                                                                            UNPAID
                                                                                HIGHEST AMOUNT OF       INDEBTEDNESS AT
                                                                               INDEBTEDNESS BETWEEN         9/30/98
                                                                               1/1/97 AND 9/30/98,         INCLUDING
                                                                                INCLUDING ACCRUED           ACCRUED
                                   NAME                                              INTEREST              INTEREST
---------------------------------------------------------------------------   ----------------------    ---------------
Barbara C. Anderson(2).....................................................         $  251,007            $   251,007
James E. Cooke III(2)......................................................            410,003                410,003
Anthony R. Guarascio(2)....................................................            574,004               -0-
Israel J. Hersh(2).........................................................            123,000                123,000
Robert W. Hopwood(2).......................................................            409,382                409,382
Alan Kessman(1)............................................................          2,430,619              2,430,619
Andrew Kontomerkos.........................................................            717,505                717,505
Vic Northrup...............................................................            289,283                289,283
Frank J. Rotatori(2).......................................................            246,002                246,002
Shlomo Shur................................................................            717,505                717,505
Michael W. Yacenda(2)......................................................          1,435,010              1,435,010

------------

(1) See discussion under: Executive Compensation -- Employment Agreements' above.

(2) Participant in Transition Plan.

                  SHAREHOLDER PROPOSALS -- 1999 ANNUAL MEETING

     Shareholders are entitled to present proposals for action at the 1999 Annual Meeting of Shareholders if they comply with the applicable requirements of the Company's Bylaws then in effect and with the requirements of the proxy rules as promulgated by the Securities and Exchange Commission. Any proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received at the Company's offices on or before March 31, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Meeting.

                                 OTHER MATTERS

     The Board of Directors has designated Arthur Andersen LLP, independent accountants, as auditors for the Company for the fiscal year ending December 31, 1997 subject to shareholder approval. Arthur Andersen LLP will be present at the Annual Meeting with an opportunity to make a statement and will be available to respond to appropriate questions relating to the audit of the Company's 1997 financial statements.

     Management knows of no other business which will be presented to the Meeting. If other matters properly come before the Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and telegraph, and may also verify the accuracy of marked proxies by contacting record and beneficial owners of Common Stock and Preferred Stock, and the Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock and Preferred Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Morrow & Company, at an anticipated cost to the Company of $5,000, plus reimbursement of out-of-pocket expenses.

                                          By Order of the Board of Directors
                                          Barbara C. Anderson
                                          Vice President, Law and Administration
                                            and Secretary

October 16, 1998

                           APPENDIX 1



               EXECUTONE INFORMATION SYSTEMS, INC.
                             PROXY
      478 WHEELERS FARMS ROAD, MILFORD, CONNECTICUT 06460

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Stanley J. Kabala, Michael W. Yacenda and Barbara C. Anderson, or any of them, with full power of substitution in each, Proxies, to vote all the shares of Common Stock and Preferred Stock of EXECUTONE Information Systems, Inc. held of record by the undersigned at the close of business on September 30, 1998, at the Annual Meeting of Shareholders (the "Meeting") to be held on November 18, 1998, at 3:00 p.m., or any continuation or adjournment thereof.

1.     Election of Directors

              FOR                     WITHHOLD
              [ ]                       [ ]

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES:

STANLEY J. KABALA   LOUIS K. ADLER   STANLEY M. BLAU
    JOHN P. HECTUS    JERRY M. SESLOWE


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

            FOR  [ ]          AGAINST [ ]          ABSTAIN [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


        Signature:
          ----------------------------------------
        Date:
             ----------------------
        Signature if held jointly:
                                  --------------------------------------
        Date:
             ----------------------

Note: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.